American Asset Advisers Trust, Inc.
                   8 Greenway Plaza, Suite 824
                       Houston, Texas 77046


                                   March 27, 1997



     Securities & Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549

          Re: American Asset Advisers Trust, Inc.
                 Commission No. 0-28378
                 Form 10-K

     Dear Ladies and Gentlemen:

          We are transmitting herewith, a copy of Form 10-K of American Asset Advisers Trust, Inc. (the "Registrant").
     Please call me at (713) 850-1400 if you have any questions.

                                   Very truly yours,

                                   /s/ L. Larry Mangum

                                   L. Larry Mangum
                                   Vice President and Treasurer



Enclosure